Letter of Intent

Between

Occidental Development Group, Inc.

and

Integrity Aviation and Leasing LLC

THIS LETTER OF INTENT is made this 22th day of November 2013, by and among Occidental Development Group, Inc. with offices at 256 S. Robertson Blvd Beverly Hills CA 90211 a public corporation organized under the laws of the State of Nevada (hereinafter collectively known as the “Buyer”) and Integrity Aviation and Leasing LLC with offices at 2 Spencer Road Suite 103 Boerne,  Texas 78006, a privately held limited company organized under the laws of the state of Texas (hereinafter collectively known as the “Seller”). Buyer and Seller shall collectively be known herein as “the Parties” and Occidental Development Group, Inc. shall collectively be known as "the Company".

BACKGROUND

This document constitutes an agreement in principle by the Parties to the transaction outlined below. Part I of the document shall be known as the “Letter of Intent”, Part II of the document shall be known as the “Related Contract”. Parts I and II hereof  together are intended to be legally binding between the Parties.

PART I – LETTER OF INTENT

The Parties hereby confirm their agreement to an asset sale (hereinafter known as the “Asset Sale”) whose terms, when consummated, would be as follows:

A.

Description of Assets and Liabilities:

1.

Acquired Assets and Liabilities. As used in this Agreement, the term “Acquired Assets and Liabilities” shall mean the assets and liabilities of the Seller listed immediately below that are being purchased by Buyer under this Agreement:

-

Integrity Aviation and Leasing LLC assets, liabilities and ongoing contracts and obligations.

B.

Consideration

1.

Purchase Price: The total purchase price to be paid by Buyer to Seller for the Acquired Assets and Liabilities is to be 12,500,000 restricted common shares of the Buyer (equal to 25% of the equity ownership issued to the Buyer's principals in August 2013), to be issued within 30 days of closing.

C.

Timeframe

1.

The parties agree to use best efforts to complete and close the transaction on or before November 30, 2013.

PART II – RELATED CONTRACT

IN CONSIDERATION of the mutual promises and other valuable consideration exchanged by the Parties as set forth herein, the Parties, intending to be legally bound, hereby agree a contract as follows:

A.

Collateral Undertakings. The Parties agree to use best efforts to achieve the following within the timeframes indicated:

1.

The Parties agree to execute documents as necessary to achieve the acquisition of the Seller's assets and liabilities by the Buyer.

2.

The Parties agree to focus on the aviation sector as the Corporation's principal area of business and to continue to operate Integrity Aviation and Leasing LLC until such time as the Company is able to effect a name change (see item 5 below).

3.

Victor Farias agrees to stand as director and the Board of Directors of the Occidental Development Group, Inc. agree to appoint Victor Ferias as director of Occidental Development Group, Inc., such appointment to become effective not later than 30 days following closing.

4.

At the earliest feasible date post closure, the Board of Occidental Development Group, Inc. will prepare a business plan outlining ways and means to achieve an annual revenue target of at least $20MM within the second anniversary of the closing date.

5.

At the earliest feasible date post closure, Occidental Development Group, Inc. will undertake a consent resolution to achieve a name change to Integrity Aviation and Leasing, or such other name to be agreed by the Board, and to increase in the Corporation's authorized capital sufficient to support the Company's business plan.

6.

Occidental Development Group, Inc. will immediately post closure undertakes the preparation of a Registration Statement for a combined equity and debt instrument to support the Company's business plan, and expedite the filing of the registration statement with the SEC.

7.

Post closing the current accounts and capital assets of the Seller shall remain under the control of Victor Farias until such time as the Company raises $2 million of equity.

B.

Standstill Agreement. Prospective Seller shall not in any manner, for a period of 30 days starting from the date of execution of this agreement – either directly or indirectly – solicit, seek, contact nor communicate with any potential purchasers of the Acquired Assets (as referred to in Part 1 above) other than the Prospective Buyer. If normal business operations of prospective Seller require communication with a potential purchaser of the Acquired Assets, then prospective Seller shall limit said communication to matters of normal business operations and refrain from matters in any way concerning sale of the acquired Assets.

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256 S. Robertson Blvd. Beverly Hills CA 90211 USA  contact@occidentaldevelopmentgroup.com  310-358-3323

C.

Required Confidentiality.  WHEREAS, Buyer has requested information from Seller and Seller will acquire insider knowledge of the Buyers business plans and financial condition in connection with the Prospective Asset Sale between the Parties. WHEREAS, in the course of consideration of the Prospective Asset Sale, the Parties may disclose confidential, important, and/or proprietary trade secret information concerning the Parties and their activities. THEREFORE, the parties agree to enter into a confidential relationship with respect to the disclosure of certain information.

1.

Definitions. For purposes of this Agreement, “Confidential Information” shall include all information or material that has or could have commercial value or other utility in the business or prospective business of the Parties. Confidential Information also includes all information of which unauthorized disclosure could be detrimental to the interests of the Parties whether or not such information is identified as Confidential Information. By example and without limitation, Confidential Information includes, but is not limited to, the Parties’ Business Plans and Plans of Operations both individual and pro-forma.

2.

Exclusions. Confidential Information does not include information that either of the Parties can demonstrate: (a) was in their possession prior to its being furnished under the terms of this Agreement, provided the source of that information was not known by the Parties to be bound by a confidentiality agreement with or other continual, legal or fiduciary obligation of confidentiality; (b) is now, or hereafter becomes, through no act or failure to act on the part of the Parties, generally known to the public; (c) is rightfully obtained by the Parties from a third party, without breach of any obligation to the Parties; or (d) is independently developed by the Parties without use of or reference to the Confidential Information.

3.

Confidentiality. The Parties shall not disclose any of the Confidential Information in any manner whatsoever, except as provided in paragraphs 4 and 5 of this Agreement, and shall hold and maintain the Confidential Information in strictest confidence.

4.

Permitted Disclosures. The Parties may disclose Confidential Information to the Parties’ responsible Representatives with a bona fide need to know such Confidential Information, but only to the extent necessary to evaluate or carry out a proposed transaction and only if such employees are advised of the confidential nature of such Confidential Information and the terms of this Agreement and are bound by a written agreement or by a legally enforceable code of professional responsibility to protect the confidentiality of such Confidential Information.

5.

Required Disclosures. The Parties may disclose Confidential Information if and to the extent that such disclosure is required by court order, provided that the Parties provide a reasonable opportunity to review the disclosure before it is made and to interpose their own objection to the disclosure.

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6.

Use. The Parties shall use the Confidential Information solely for the purpose of evaluating the Prospective Asset Sale between the Parties and shall not in any way use the Confidential Information to the detriment of the Parties.

D.

Representations and Warrants.

1.

Each Party represents and warrants that it has the right and freedom to enter into this Agreement and, if and to the extent necessary, has taken all necessary steps to authorize its representative whose signature appears below to execute this Agreement on its behalf, such that this Agreement will constitute the valid and legally binding obligation of both Parties, enforceable in accordance with its terms.

2.

Each Party represents and warrants that it has the right and freedom to disclose and receive any Confidential Information to be disclosed or received pursuant to this Agreement and that no document, physical specimen, apparatus, or information produced pursuant to this Agreement constitutes or contains the Confidential Information or intellectual property of a person that is not a party to this Agreement, except to the extent the producing Party is authorized to disclose such Confidential Information or intellectual property.

3.

Each Party receiving Confidential Information pursuant to this Agreement represents and warrants that, to the best of its knowledge and belief based on a reasonable investigation, it does not make or sell, and does not presently have any plans to make or sell, any product which may reasonably be viewed as directly or indirectly competitive with any product of the producing Party to which such Confidential Information relates.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the parties affix their signatures hereto.

Occidental Development Group, Inc.

Integrity Aviation Leasing LLC

/s/ Michael Holloran

/s/ Victor Farias

By:

_____________________

By:

_____________________

Print

Print

/s/ Michael Holloran

/s/ Victor Farias

_____________________

_____________________

(signing officer)

(signing officer)

November 22, 2013

November 27, 2013

Date:

_____________________

Date:

_____________________

Endnotes

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256 S. Robertson Blvd. Beverly Hills CA 90211 USA  contact@occidentaldevelopmentgroup.com  310-358-3323